SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          July 31, 2000 (July 19, 2000)
                      -------------------------------------
                Date of report (Date of earliest event reported)


                               Hexcel Corporation

                   -------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                           Delaware 1-8472 94-1109521
      --------------------------------------------------------------------
                  (State of (Commission File No.) (IRS Employer
                       Incorporation) Identification No.)



                               Two Stamford Plaza
                              281 Tresser Boulevard

                        Stamford, Connecticut 06901-3238
             ------------------------------------------------------
              (Address of Principal Executive Offices and Zip Code)


                                 (203) 969-0666
               --------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A

           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     A copy of the press release issued by Hexcel Corporation, a Delaware corporation (the "Company"), on July 19, 2000 is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma
        Financial Information and Exhibits

   (c)  Exhibits

        99.1  Press Release issued by the Company on July 19, 2000.







                                                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 31, 2000


                                                  HEXCEL CORPORATION

                                                  By:  /S/ KIRK FORBECK
                                                       ----------------

                                                  Name:  Kirk Forbeck
                                                  Title: Corporate Controller

                                                                    Exhibit 99.1
<H1 ALIGN=CENTER><FONT SIZE=3>News Release

  Hexcel Corporation, 281 Tresser Boulevard, Stamford, CT 06901 (203) 969-0666


                                      Contact:        Investors:
                                                      Stephen C. Forsyth
                                                      (203) 969-0666 ext. 425
                                                      stephen.forsyth@hexcel.com
                                                      --------------------------
                                      Media:
                                                      Michael Bacal
                                                      (203) 969-0666 ext. 426
                                                      michael.bacal@hexcel.com
                                                      ------------------------


<H1 ALIGN=CENTER><FONT SIZE=3>HEXCEL REPORTS 2000 SECOND QUARTER RESULTS

<H1 ALIGN=CENTER><FONT SIZE=3>Pro forma adjusted EBITDA for the quarter rises to $39.3 million,

<H1 ALIGN=CENTER><FONT SIZE=3>from $36.5 million for the first quarter of 2000.

<TABLE WIDTH=100% CELLPADDING=0 CELLSPACING=0>
<TR VALIGN=TOP>
<TD WIDTH=10%>
<TD WIDTH=90%><FONT SIZE=3>
Sale of Bellingham aircraft interiors business generates net cash proceeds of $113 million, used to repay debt, and a pre-tax gain of $68 million.


<PRE>

                                                                                    Quarter Ended
                                                                  ----------------------------------------------------
                                                                               June 30,                 March 31,
(In millions, except per share data)                                     2000            1999              2000
---------------------------------------------------------------- -- --------------- ---------------- -----------------


Pro Forma (a):

   Sales                                                               $269.2          $277.4            $263.2
   Adjusted EBITDA (b)                                                  $39.3           $40.3             $36.5
   Adjusted net income (c)                                               $7.3            $5.4              $4.2

   Adjusted diluted earnings per share (c)                              $0.19           $0.15             $0.11

---------------------------------------------------------------- -- --------------- ---------------- -----------------

As Reported:

   Sales                                                               $271.6          $292.7            $279.8
   Gross margin %                                                       22.3%           22.7%             22.2%
   Adjusted operating income % (c)                                       8.9%            9.0%              8.2%
   Adjusted EBITDA (b)                                                  $38.8           $42.0             $38.0
   Net income                                                           $50.4            $4.3              $2.6
   Adjusted net income (c)                                               $6.5            $5.2              $3.4

   Diluted earnings per share                                           $1.14           $0.12             $0.07
   Adjusted diluted earnings per share (c)                              $0.17           $0.14             $0.09

---------------------------------------------------------------- -- --------------- ---------------- -----------------

<TABLE WIDTH=100% CELLPADDING=0 CELLSPACING=0>
<TR VALIGN=TOP>
<TD WIDTH=5%><FONT SIZE=3>(a)
<TD WIDTH=95%><FONT SIZE=3>
Pro forma results give effect to the April 26, 2000 sale of the Bellingham aircraft interiors business as if the transaction had occurred at the beginning of the periods presented.




<TABLE WIDTH=100% CELLPADDING=0 CELLSPACING=0>
<TR VALIGN=TOP>
<TD WIDTH=5%><FONT SIZE=3>(b)
<TD WIDTH=95%><FONT SIZE=3>
Excludes business consolidation expenses, interest, taxes, depreciation, amortization, equity in income of affiliated companies, and the gain from the sale of the Bellingham aircraft interiors business.




<TABLE WIDTH=100% CELLPADDING=0 CELLSPACING=0>
<TR VALIGN=TOP>
<TD WIDTH=5%><FONT SIZE=3>(c)
<TD WIDTH=95%><FONT SIZE=3>
Excludes business consolidation expenses, the gain from the sale of the Bellingham aircraft interiors business, and related income taxes, as applicable.


<FONT SIZE=3>STAMFORD, CT, July 19, 2000 - Hexcel Corporation (NYSE/PCX:
HXL) today reported net income for the 2000 second quarter of $50.4 million, or $1.14 per diluted share, including a net after-tax gain from the sale of the Bellingham aircraft interiors business of approximately $44 million, or $0.97 per diluted share. This compares with net income of $4.3 million, or $0.12 per diluted share, for the second quarter of 1999, and net income of $2.6 million, or $0.07 per diluted share, for the first quarter of 2000. Excluding business consolidation expenses and the gain from the sale of the Bellingham business, adjusted net income was $6.5 million for the second quarter of 2000, or $0.17 per diluted share. This represents a 25% increase compared with adjusted net income for the 1999 second quarter of $5.2 million, or $0.14 per diluted share, and a 91% increase compared with the 2000 first quarter of $3.4 million, or $0.09 per diluted share.

<FONT SIZE=3>Adjusted net income for the 2000 second quarter reflects a portion of the interest expense reduction that will result from the use of the Bellingham transaction proceeds to pay down debt. In addition, Hexcel benefited from an increase in its equity share of the earnings of affiliated companies, primarily as a result of the improved operating results of the Company's electronic fabrics venture in Asia.

<FONT SIZE=3>Adjusted EBITDA for the second quarter of 2000 was $38.8 million, versus $42.0 million for the second quarter of 1999 and $38.0 million for the first quarter of 2000. On a pro forma basis, giving effect to the sale of the Bellingham business as if it had occurred at the beginning of 1999, adjusted EBITDA for the second quarter of 2000 was $39.3 million, versus $40.3 million for the 1999 second quarter and $36.5 million for the 2000 first quarter.

<H2 ALIGN=LEFT><FONT SIZE=3>Revenue Trends

<FONT SIZE=3>Pro forma for the sale of the Bellingham business, revenues of
$269.2 million were $6.0 million, or 2%, higher than the first quarter of 2000, but $8.2 million, or 3%, lower than the second quarter of 1999. Excluding the impact of changes in the exchange rate between the US dollar and the Euro during the last twelve months, second quarter 2000 revenues would have been $1.8 million higher than the second quarter of 1999.

<TABLE WIDTH=100% CELLPADDING=0 CELLSPACING=0>
<TR VALIGN=TOP>
<TD WIDTH=5%><FONT SIZE=3>
<TD WIDTH=95%><FONT SIZE=3>
Pro forma commercial aerospace revenues of $130.1 million for the 2000 second quarter were $6.8 million, or 5%, lower than the first quarter of 2000, and $18.2 million, or 12%, lower than the second quarter of 1999. The year-on-year decline in commercial aerospace revenues primarily reflects the impact of The Boeing Company's reductions in aircraft production rates during the second half of 1999. Recently, Boeing has publicly indicated that it may be able to sustain aircraft production at the current rate of about 490 per year, and Hexcel's sales to Boeing and related subcontractors appear to have stabilized. According to industry analysts, Airbus Industrie plans to increase aircraft deliveries to about 320 in 2000 and to more than 350 in 2001. The benefit the Company obtains from any increases in build rates in 2001 will depend upon the mix of aircraft that are produced, the continuing impact on the aerospace supply chain of the pressure to reduce the cost of commercial aircraft, and the results of productivity improvement from the Company's
Lean Enterprise initiatives.


<TABLE WIDTH=100% CELLPADDING=0 CELLSPACING=0>
<TR VALIGN=TOP>
<TD WIDTH=5%><FONT SIZE=3>
<TD WIDTH=95%><FONT SIZE=3>
Space and defense revenues for the second quarter of 2000 of $31.6 million were $5.1 million, or 19%, higher than the first quarter of 2000, and $3.3 million, or 9%, lower than the second quarter of 1999. The increase over the 2000 first quarter reflects increased sales for satellite applications and certain European space and defense programs, while the decrease relative to the second quarter of 1999 is primarily attributable to the conclusion of specific contracts.


<TABLE WIDTH=100% CELLPADDING=0 CELLSPACING=0>
<TR VALIGN=TOP>
<TD WIDTH=5%><FONT SIZE=3>
<TD WIDTH=95%><FONT SIZE=3>
Electronics sales of $46.8 million for the second quarter 2000 were $3.2 million, or 7%, higher than the first quarter of 2000, and $4.6 million, or 11%, higher than the second quarter of 1999. In the first quarter of the year, sales of lightweight, high-performance glass fabrics used in electronics applications began to accelerate, due to improved economic conditions in Asia and Europe and the growing use of electronic devices throughout the world. This sales growth continued during the second quarter, and is expected to continue into the second half of the year and beyond. As a result of this increase in demand, Hexcel's manufacturing capacity for lightweight glass fabrics is constrained and the Company is taking steps to expand its capacity to meet the needs of its electronics customers.

<TABLE WIDTH=100% CELLPADDING=0 CELLSPACING=0>
<TR VALIGN=TOP>
<TD WIDTH=5%><FONT SIZE=3>
<TD WIDTH=95%><FONT SIZE=3>
Sales to industrial markets of $60.7 million for the 2000 second quarter were $4.5 million, or 8%, higher than the 2000 first quarter, and $8.7 million, or 17%, higher than the 1999 second quarter. Key drivers of revenue growth include soft body armor, wind energy applications and automotive components.

<H2 ALIGN=LEFT><FONT SIZE=3>Chairman's Comments

     <FONT   SIZE=3>"Commenting   on  Hexcel's  second  quarter  2000
results, Mr. John J. Lee, Chairman and CEO said, The second quarter benefited from a continuation of the positive trends that began to emerge in the first quarter. Airbus and Boeing appear to be on track to deliver a combined total of more than 800 aircraft in 2000, and there are strong indications that they expect to do the same or better in 2001. The Company is also beginning to reap additional benefits from its emphasis on high-growth market segments. Sales of lightweight glass and aramid fabrics to electronics, architectural and ballistics markets continued to rise, while use of the Company's advanced composites for wind energy, automotive and other industrial applications continued to climb. Further, as we enter 2001, the ramp up of production on a number of new military aircraft will start to contribute to Hexcel's growth."

<FONT SIZE=3>Mr. Lee continued, "With our manufacturing capacity for lightweight electronic fabrics constrained, we have decided to purchase additional looms to expand our capacity to continue to meet the demand for our products. Further, we have concluded to revise our previous plan, announced in September 1999, to consolidate a number of weaving activities at our Seguin, TX and Anderson, SC facilities. (This decision is described in more detail in the attached overview of Hexcel's September 1999 business consolidation program.) We have also decided to acquire some additional composites manufacturing equipment in response to specific business opportunities with certain wind energy and automotive customers. As a result of these actions, the Company's capital expenditures during 2000 are now anticipated to be in the range of $40 to $45 million, compared to the previous estimate of $35 to $40 million."

<FONT SIZE=3>Concluding, Mr. Lee observed, "During the second quarter, the Company reduced its total debt, net of cash, by $114.3 million, predominantly as a result of the sale of the Bellingham business. We have made significant progress in the last eighteen months to reduce the indebtedness of our Company by almost $190 million and improved the structure of our balance sheet. While we are pleased to see improving demand conditions in many of our markets that will enable the Company to grow in 2001, in 2000 we need to remain focused on continuing to reduce our costs, improving our productivity and further reducing our leverage. Looking to the second half of 2000, we anticipate that after the usual seasonal impact of the European vacation period on our third quarter performance, fourth quarter sales and EBITDA should be comparable to our second quarter results."

<H2 ALIGN=LEFT><FONT SIZE=3>Year-to-date Results

                                                                                        Six Months Ended June 30,
                                                                                    ----------------------------------
(In millions, except per share data)                                                     2000              1999
--------------------------------------------------- --------------- --------------- ---------------- -----------------

Pro Forma:

   Sales                                                                                $532.4           $582.0
   Adjusted EBITDA                                                                       $75.9            $84.8
   Adjusted net income                                                                   $11.5            $13.1

   Adjusted diluted earnings per share                                                   $0.31            $0.36

--------------------------------------------------- --------------- --------------- ---------------- -----------------

As Reported:

   Sales                                                                                $551.4           $608.9
   Gross margin %                                                                        22.2%            22.5%
   Adjusted operating income %                                                            8.5%             9.2%
   Adjusted EBITDA                                                                       $76.8            $87.6
   Net income                                                                            $53.1             $9.5
   Adjusted net income                                                                    $9.9            $12.2

   Diluted earnings per share                                                            $1.24            $0.26
   Adjusted diluted earnings per share                                                   $0.27            $0.33

--------------------------------------------------- --------------- --------------- ---------------- -----------------

                                                                 * * *

<FONT SIZE=3>Hexcel Corporation is the world's leading advanced structural materials company. It develops, manufactures and markets lightweight, high-performance reinforcement products, composite materials and engineered products for use in commercial aerospace, space and defense, electronics, and industrial applications.

<H2 ALIGN=LEFT><FONT SIZE=3>Disclaimer on Forward Looking Statements

<HR SIZE=5 NOSHADE>

<FONT SIZE=3>This press release contains statements that are forward looking, including statements relating to market conditions (including commercial aircraft build rates and demand for electronics and industrial products), sales volumes, sales prices, cost reductions, production efficiencies and improvements, business consolidation activities, adjusted EBITDA, capital expenditures, and cash flows and debt reduction. These statements are not projections or assured results. Actual results may differ materially from the results anticipated in the forward looking statements due to a variety of factors, including but not limited to, changing market conditions, increased competition, product mix, inability to re-qualify manufacturing sites or products, and currency exchange rate changes. Additional risk factors are described in the company's filings with the SEC. The company does not undertake an obligation to update its forward looking statements to reflect future events or circumstances.

<HR SIZE=5 NOSHADE>

Hexcel Corporation and Subsidiaries Condensed Consolidated
Statements of Operations

<HR SIZE=5 NOSHADE>


                                                                                Unaudited
                                                      --------------------------------------------------------------
                                                      Quarter Ended June 30,       Six Months Ended June 30,
(In millions, except  per share data)                         2000        1999              2000           1999
--------------------------------------------------------------------------------------------------------------------
Net sales                                                $   271.6    $   292.7         $  551.4       $  608.9
Cost of sales                                                211.1        226.4            428.7          471.8
--------------------------------------------------------------------------------------------------------------------

  Gross margin                                                60.5         66.3            122.7          137.1

Selling, general and administrative expenses                  31.2         33.7             64.1           68.1
Research and technology expenses                               5.2          6.3             11.5           12.8
Business consolidation expenses                                  -          1.4              1.2            4.2
--------------------------------------------------------------------------------------------------------------------

  Operating income                                            24.1         24.9             45.9           52.0
Gain on sale of
   Bellingham aircraft interiors business                     68.3            -             68.3              -
Interest expense                                              17.2         18.4             35.6           37.5
--------------------------------------------------------------------------------------------------------------------

  Income before income taxes                                  75.2          6.5             78.6           14.5
Provision for income taxes                                    26.5          2.3             27.7            5.1
--------------------------------------------------------------------------------------------------------------------

   Income before equity in earnings                           48.7          4.2             50.9            9.4

Equity in earnings of affiliated companies                     1.7          0.1              2.2            0.1
--------------------------------------------------------------------------------------------------------------------

  Net income                                             $    50.4    $     4.3         $   53.1       $    9.5
--------------------------------------------------------------------------------------------------------------------

Net income per share:
  Basic                                                  $    1.38    $    0.12         $   1.45       $   0.26
  Diluted                                                     1.14         0.12             1.24           0.26
  Diluted, excluding goodwill amortization                    1.19         0.18             1.34           0.37

Weighted average shares:
  Basic                                                       36.6         36.5             36.6           36.4
  Diluted                                                     45.5         36.6             45.2           36.5
--------------------------------------------------------------------------------------------------------------------

<FONT SIZE=3>The Company's convertible subordinated notes, due 2003, and its convertible subordinated debentures, due 2011, were excluded from the 1999 computations of net income per diluted share, as they were antidilutive.

<H2 ALIGN=LEFT><FONT SIZE=3>Hexcel Corporation and Subsidiaries

<H2 ALIGN=LEFT><FONT SIZE=3>Pro Forma Net Sales to Third-Party Customers by
Product Group and Market Segment


                                                                          Unaudited
                                         -------------- ---------------- ------------- --------------- --------------
                                          Commercial        Space &
(In millions)                              Aerospace        Defense      Electronics     Industrial        Total
---------------------------------------- -------------- ---------------- ------------- --------------- --------------

Pro Forma Second Quarter 2000 Net Sales
Reinforcement products                     $   17.1       $      3.5      $   46.8       $    27.2      $     94.6
Composite materials                            87.5             26.0             -            33.5           147.0
Engineered products                            25.5              2.1             -               -            27.6
---------------------------------------- ----- -------- ----- ---------- -- ---------- ---- ---------- -- -----------
  Total                                    $  130.1       $     31.6      $   46.8       $    60.7      $    269.2
                                                48%              12%           17%             23%            100%
---------------------------------------- ----- -------- ----- ---------- -- ---------- ---- ---------- -- -----------

Pro Forma First Quarter 2000 Net Sales
Reinforcement products                     $   15.6       $      4.1      $   43.6       $    23.8      $     87.1
Composite materials                            94.2             19.9             -            32.4           146.5
Engineered products                            27.1              2.5             -               -            29.6
---------------------------------------- ----- -------- ----- ---------- -- ---------- ---- ---------- -- -----------
  Total                                    $  136.9       $     26.5      $   43.6       $    56.2      $    263.2
                                                52%              10%           17%             21%            100%
---------------------------------------- ----- -------- ----- ---------- -- ---------- ---- ---------- -- -----------

Pro Forma Second Quarter 1999 Net Sales
Reinforcement products                     $   13.5       $      5.5      $   42.2       $   22.1      $      83.3
Composite materials                           101.4             26.0             -           29.9            157.3
Engineered products                            33.4              3.4             -              -             36.8
---------------------------------------- ----- -------- ----- ---------- -- ---------- ---- -------- ---- -----------
  Total                                    $  148.3       $     34.9      $   42.2       $   52.0      $     277.4
                                                53%              13%           15%            19%             100%
---------------------------------------- ----- -------- ----- ---------- -- ---------- ---- -------- ---- -----------




<H2 ALIGN=LEFT><FONT SIZE=3>Pro Forma Segment Data

<HR SIZE=5 NOSHADE>

                                                                         Unaudited
<HR SIZE=5 NOSHADE>                                       ----------------------------------------

                                        Reinforcement       Composite      Engineered    Corporate
(In millions)                             Products          Materials       Products   & Other 1          Total
-------------------------------------- ----------------- --------------- ------------- ------------- ----------------


Pro Forma Second Quarter 2000
---------------------------------------- -- ----------- ----- ---------- --- --------- -- ---------- -- -------------
  Net sales to external customers         $   94.6          $  147.0     $    27.6     $       -        $  269.2
----------------------------------------
  Intersegment sales                          25.1               1.8             -             -            26.9
---------------------------------------- -- ----------- ----- ---------- --- --------- -- ---------- ---- -----------
    Total sales                              119.7             148.8          27.6             -           296.1

----------------------------------------
  Adjusted EBIT 2                             12.7              19.0           2.1          (9.1)           24.7
----------------------------------------
  Depreciation and amortization                8.6               4.7           0.7           0.6            14.6
----------------------------------------
  Business consolidation expenses             (2.9)              2.0           0.9             -               -

----------------------------------------
  Capital expenditures                         3.3               4.6           0.1           0.5             8.5

---------------------------------------- -- ----------- ----- ---------- --- --------- -- ---------- ---- -----------


Pro Forma First Quarter 2000
---------------------------------------- -- ----------- ----- ---------- --- --------- -- ---------- ---- -----------
  Net sales to external customers         $   87.1          $  146.5     $    29.6     $       -        $  263.2
----------------------------------------
  Intersegment sales                          27.2               1.8             -             -            29.0
---------------------------------------- -- ----------- ----- ---------- --- --------- -- ---------- ---- -----------
    Total sales                              114.3             148.3          29.6             -           292.2


----------------------------------------
  Adjusted EBIT                               10.5              18.5           2.1          (9.2)           21.9
----------------------------------------
  Depreciation and amortization                8.6               4.8           0.7           0.6            14.7
----------------------------------------
  Business consolidation expenses              0.7               0.4           0.1             -             1.2
----------------------------------------
  Capital expenditures                         1.0               3.0           0.2             -             4.2
---------------------------------------- -- ----------- ----- ---------- --- --------- -- ---------- ---- -----------


Pro Forma Second Quarter 1999
---------------------------------------- -- ----------- ----- ---------- --- --------- -- ---------- ---- -----------
  Net sales to external customers         $   83.3          $  157.3     $    36.8     $       -        $  277.4
----------------------------------------
  Intersegment sales                          27.1               1.6             -             -            28.7
---------------------------------------- -- ----------- ----- ---------- --- --------- -- ---------- ---- -----------
    Total sales                              110.4             158.9          36.8             -           306.1


----------------------------------------
  Adjusted EBIT                               11.1              18.8           3.7          (8.8)           24.8
----------------------------------------
  Depreciation and amortization                8.8               5.2           0.7           0.8            15.5
----------------------------------------
  Business consolidation expenses              0.2                 -           0.2           1.0             1.4
----------------------------------------
  Capital expenditures                         3.2               4.0           0.3           0.1             7.6
---------------------------------------- -- ----------- ----- ---------- --- --------- -- ---------- ---- -----------
__________

1 The company does not allocate corporate expenses to its business segments.
2 Consists of earnings before interest, taxes, and business consolidation expenses.



Hexcel Corporation and Subsidiaries Condensed Consolidated
Balance Sheets

<HR SIZE=5 NOSHADE>

                                                                             Unaudited
                                                                        --------------------------------------------
                                                                              June 30,            December 31,
(In millions, except per share data)                                            2000                  1999
--------------------------------------------------------------------------------------------------------------------
Assets
Current assets:
  Cash and cash equivalents                                                 $       7.0            $       0.2
   Accounts receivable                                                            171.4                  158.6
   Inventories                                                                    155.1                  153.7
   Prepaid expenses and other assets                                                5.2                    5.1
   Deferred tax asset                                                              10.1                   10.2
--------------------------------------------------------------------------------------------------------------------
   Total current assets                                                           348.8                  327.8

Property, plant and equipment                                                     592.5                  614.5
Less accumulated depreciation                                                    (234.7)                (222.4)
--------------------------------------------------------------------------------------------------------------------
  Net property, plant and equipment                                               357.8                  392.1

Goodwill and other purchased intangibles, net of accumulated
   amortization of $30.1 in 2000 and $24.9 in 1999                                398.8                  411.2
Investments in affiliated companies and other assets                              124.9                  130.8
--------------------------------------------------------------------------------------------------------------------

Total assets                                                                $   1,230.3            $   1,261.9
--------------------------------------------------------------------------------------------------------------------


Liabilities and Stockholders' Equity
Current liabilities:
  Notes payable and current maturities of capital lease obligations         $      29.7            $      34.3
  Accounts payable                                                                 82.8                   80.3
  Accrued liabilities                                                             103.0                   95.9
--------------------------------------------------------------------------------------------------------------------
  Total current liabilities                                                       215.5                  210.5

Long-term notes payable and capital lease obligations                             622.8                  712.5
Indebtedness to related parties                                                    24.2                   24.1
Other non-current liabilities                                                      46.9                   44.7
--------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                 909.4                  991.8

Stockholders' equity:
Preferred stock, no par value, 20.0 stock authorized,
  no stock issued or outstanding in 2000 and 1999                                     -                      -
Common stock, $0.01 par value, 100.0 stock authorized,
  stock issued and outstanding of 37.6 in 2000 and 37.4 in 1999                     0.4                    0.4
Additional paid-in capital                                                        276.2                  273.6
Retained earnings                                                                  64.7                   11.6
Accumulated other comprehensive loss                                               (9.6)                  (4.8)
--------------------------------------------------------------------------------------------------------------------
                                                                                  331.7                  280.8
Less- treasury stock, at cost, 0.9 stock in 2000 and 0.8 in 1999                  (10.8)                 (10.7)
--------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                        320.9                  270.1
--------------------------------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity                                  $   1,230.3            $   1,261.9
--------------------------------------------------------------------------------------------------------------------


Total debt, net of cash                                                     $     669.7            $     770.7
--------------------------------------------------------------------------------------------------------------------








<H2 ALIGN=LEFT><FONT SIZE=3>Hexcel Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows

<HR SIZE=5 NOSHADE>

                                                                                            Unaudited
                                                              ---------------------------------------------------------
                                                                  Quarter Ended June 30,      Six Months Ended June 30,
(In millions)                                                       2000         1999             2000          1999
-----------------------------------------------------------------------------------------------------------------------
<H2 ALIGN=LEFT><FONT SIZE=3>Cash flows from operating activities

  Net income                                                  $     50.4     $    4.3        $     53.1     $    9.5
  Reconciliation to net cash provided by operating
activities:
    Depreciation and amortization                                   14.7         15.8              29.7         31.5
    Deferred income taxes                                           21.0         (0.7)             16.5         (1.9)
    Gain on sale of Bellingham aircraft interiors business         (68.3)           -             (68.3)           -
    Business consolidation expenses                                    -          1.4               1.2          4.2
    Business consolidation payments                                 (2.9)        (4.4)             (4.9)        (6.6)
    Equity in income of affiliated companies                        (1.7)        (0.1)             (2.2)        (0.1)
    Working capital changes and other                               (2.9)        14.4             (20.9)        11.5

<HR SIZE=5 NOSHADE>

  Net cash provided by operating activities                         10.3         30.7               4.2         48.1
-----------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities
  Capital expenditures                                              (8.5)        (8.6)            (12.9)       (18.0)
  Proceeds from sale of Bellingham aircraft interiors              113.3                          113.3            -
    business                                                                         -
  Proceeds from sale of other assets                                 1.1             -              1.1            -
  Investments in affiliated companies                               (2.6)            -             (6.0)           -
-----------------------------------------------------------------------------------------------------------------------
  Net cash provided by (used for) investing activities             103.3         (8.6)             95.5        (18.0)
-----------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities
  Repayments of credit facilities, net                            (109.3)       (17.9)            (82.8)      (247.3)
  Proceeds (repayments) of long-term debt and capital lease
     obligations, net                                               (1.6)        (0.9)             (9.5)       224.8
  Debt issuance costs                                                  -         (0.5)             (0.9)        (9.5)
  Activity under stock plans                                         0.2          0.5               0.3          0.7
-----------------------------------------------------------------------------------------------------------------------
  Net cash used for financing activities                          (110.7)       (18.8)            (92.9)       (31.3)
                                                              ---------------------------------------------------------
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Effect of exchange rate changes on cash and cash equivalents        (0.7)        (0.1)                -         (0.6)
-----------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents                 2.2          3.2               6.8         (1.8)
Cash and cash equivalents at beginning of period                     4.8          2.5               0.2          7.5
-----------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                    $      7.0          5.7        $      7.0    $     5.7
-----------------------------------------------------------------------------------------------------------------------

Cash paid for:
  Interest                                                    $      7.3          7.3        $     32.7    $    20.7
  Taxes                                                              2.9          7.0               2.9         10.1
-----------------------------------------------------------------------------------------------------------------------

<H1 ALIGN=CENTER><FONT SIZE=3>Amendment to Hexcel's Business Consolidation
Program; and

<H1 ALIGN=CENTER><FONT SIZE=3>Update on Status of Business Consolidation
Activities

<FONT SIZE=3>In response to increasing demand for fiberglass and aramid fabrics used in electronics and other industrial applications, Hexcel has amended the business consolidation program that it initiated in September 1999.

<FONT SIZE=3>In the first quarter of 2000, sales and production of lightweight glass and aramid fabrics showed greater than anticipated growth. This trend continued during the second quarter, and is projected to continue into the second half of the year and beyond. The sales growth reflects improved economic conditions in Asia and Europe and the growing use of electronic devices throughout the world. As a result of this increased demand, Hexcel's manufacturing capacity for certain high-performance fabrics has become constrained. Having undertaken a capacity planning review, the Company decided to purchase additional looms, as well as to revise its previous plan, announced in September 1999, to consolidate a number of weaving activities at its Seguin, TX and Anderson, SC facilities. These actions will enable the Company to increase its weaving capacity, particularly for lightweight electronic fabrics, and meet the expanding needs of its customers.

<FONT SIZE=3>In light of the amendment to its September 1999 business consolidation program, Hexcel reversed in the second quarter of 2000 a total of $3.4 million in business consolidation expenses that were previously recognized in the third and fourth quarters of 1999. The Company also expects to avoid incurring future cash expenditures for business consolidation activities of approximately $4.2 million. The reversal of $3.4 million in business consolidation expenses in the second quarter of 2000 is attributable to the Company's decision to halt the planned consolidation of fabric production at its Seguin, TX and Anderson, SC facilities, and includes the reversal of $3.1 million in non-cash write-downs of machinery and equipment that was to have been sold or scrapped as a result of the consolidation.

<FONT SIZE=3>Hexcel anticipates that the cost savings to be foregone by revising the 1999 business consolidation program will be more than offset by the benefit of increased revenues from electronics and other industrial markets in the year 2000 and beyond.

<FONT SIZE=3>All of the other initiatives included in the business consolidation program announced by Hexcel in September 1999 are continuing approximately as planned. These initiatives include (i) consolidating the manufacture of certain composite material products, based on product technologies, (ii) combining the Composite Materials business segment's US marketing, research and technology, and administrative functions into one location, and (iii) consolidating the production of engineered structures and OEM aircraft interiors into one location.

<FONT SIZE=3>Hexcel originally estimated that the September 1999 business consolidation program would incur $24 million of cash costs, including capital expenditures, and that the program would deliver annual savings of more than $23 million by 2001. Due to the amendment to the program, the Company now anticipates that it will incur a similar level of cash costs, with approximately $16 million of annual savings directly attributable to consolidation activities. These savings are before the additional contribution from increased sales of lightweight fabrics that necessitated the change to the program.

<FONT SIZE=3>The following table summarizes the estimated cash costs, business consolidation expenses and cash savings for Hexcel's September 1999 business consolidation program, as amended.

<H2 ALIGN=LEFT><FONT SIZE=3>Hexcel Corporation and Subsidiaries

<H2 ALIGN=LEFT><FONT SIZE=3>September 1999 Business Consolidation Program, as
Amended Financial Summary


                                                                             Unaudited
                                                 ------------- ------------- -------------- ----------- ------------
($ in millions)                                      1999          2000          2001          2002       Total
------------------------------------------------ ------------- ------------- -------------- ----------- ------------

Cash Costs
Cash expenses                                      $     1      $     14       $     2       $    -       $    17
Capital expenditures                                     -             6             2            -             8
------------------------------------------------ ---- -------- --- --------- ----- -------- --- ------- ----- ------
   Total                                           $     1      $     20       $     4       $    -       $    25

------------------------------------------------ ---- -------- --- --------- ----- -------- --- ------- ----- ------

Expenses
Cash expenses (including accruals)                 $     4      $     11       $     2       $    -       $    17
Non-cash write-downs                                    12            (3)            -            -             9
------------------------------------------------ ---- -------- --- --------- ----- -------- --- ------- ----- ------
   Total                                           $    16      $      8       $     2       $    -       $    26

------------------------------------------------ ---- -------- --- --------- ----- -------- --- ------- ----- ------

Cash Savings                                       $     1      $      8       $    15       $   16       $    40
------------------------------------------------ ---- -------- --- --------- ----- -------- --- ------- ------ -----


<P ALIGN=LEFT><FONT SIZE=3>
Other Facts

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Reduction in personnel                                       270
Reduction in occupied space                                  210,000 square feet
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